Exhibit 23.1 — Consent of Independent Auditors
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Numbers 333-41323, 333-156331, 333-156829, and 333-171110) of Diamond Hill Investment Group, Inc. of our report relating to the financial statements of Diamond Hill Investment Group, Inc. dated February 22, 2011, appearing in the Annual Report on Form 10-K of Diamond Hill Investment Group, Inc. for the year ended December 31, 2010.
/s/ Plante & Moran, PLLC
February 22, 2011
Columbus, Ohio